Exhibit 99.2

Dipexium Announces Pricing of Public Offering of Common Stock

NEW YORK, June 25, 2015 /PRNewswire/ — Dipexium Pharmaceuticals, Inc. (Nasdaq: DPRX), a late stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), today announced the pricing of an underwritten public offering of 1,480,000 shares of common stock at a public offering price of $12.50 per share. The gross proceeds to Dipexium from the sale of the shares, before underwriting discounts and commissions and other offering expenses, are expected to be approximately $18.5 million.

The offering is expected to close on June 30, 2015, subject to customary closing conditions. Dipexium has granted the underwriters a 30-day option to purchase up to an additional 222,000 shares of common stock to cover over-allotments, if any.

Raymond James & Associates, Inc. is acting as sole book-running manager for the offering. Feltl and Company is acting as co-manager for the offering.

The Company intends to use the net proceeds from the offering to fund its operations and for other general corporate purposes, including, but not limited to, its internal research and development programs and the development of new programs and general working capital.

The shares will be issued pursuant to an effective shelf registration statement that was previously filed with the SEC and was declared effective on June 19, 2015. A preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website at  http://www.sec.gov.  Copies of the final  prospectus supplement and accompanying prospectus may be obtained, when available, from Raymond James, Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail atprospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dipexium Pharmaceuticals, Inc.

Dipexium Pharmaceuticals, Inc.  is a late-stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), a novel, broad spectrum, topical antibiotic peptide. Initially, Locilex® is targeted for the treatment of Mild DFI. Based upon microbiology studies performed to date Locilex® successfully treats the pathogens that cause other mild and moderate skin and skin structure infections, including infected decubitus ulcers, infected burns, infected surgical wounds and nasal colonization of methicillinresistant staphylococcus aureus.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other customary closing conditions, and there can be no assurance that the offering will be completed on the terms described in this press release.  These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the SEC and those that relate to the Company’s ability to leverage the expertise of employees and partners to assist the Company in the execution of its strategy. Actual results (including, without limitation, the timing for and results of the clinical trials and proposed NDA submission for Locilex®) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contacts:

David P. Luci
President & Chief Executive Officer
Dipexium Pharmaceuticals, Inc.
212-269-2834
info@dipexium.com

David Garrett
Vice President, Finance & Corporate Development
Dipexium Pharmaceuticals, Inc.
212-269-2834
info@dipexium.com